Exhibit 10.2

VOTING AGREEMENT
This VOTING AGREEMENT (this “Voting Agreement”), is made and entered into as of December 18, 2018, by the undersigned director or officer (the “Shareholder”) of Neo Performance Materials Inc. (“Neo”). The Shareholder hereby agrees in his or her individual capacity as a shareholder to vote his or her Shares that are registered in his or her personal name and not in a fiduciary capacity (and agrees to use his or her reasonable efforts to cause all additional Shares owned jointly by him or her with any other person or by his or her spouse or over which he or she has voting influence or control to be voted, other than shares held in a fiduciary capacity) in favor of the Arrangement Agreement, by and among Neo, Purchaser and Luxfer Holdings PLC, dated as of December 18, 2018 (the “Agreement”). In addition, the Shareholder hereby agrees not to make any transfers of shares of Neo with the purpose of avoiding his or her agreements set forth in the preceding sentence and agrees to cause any transferee of such shares to abide by the terms of this Voting Agreement. The Shareholder is entering into this Voting Agreement solely in his or her capacity as an individual shareholder and, notwithstanding anything to the contrary in this Voting Agreement, nothing in this Voting Agreement is intended or shall be construed to require the undersigned Shareholder, in his or her capacity as a director or officer of Neo, to act or fail to act in accordance with his or her fiduciary duties in such director or officer capacity. Nothing in this Voting Agreement shall be deemed to restrict any Shareholder from taking any action in his or her capacity as a director or officer of Neo that such Shareholder shall believe is necessary to fulfill such Shareholder’s duties and obligations as a director or officer (if applicable). Furthermore, the undersigned Shareholder, by signing this Voting Agreement, makes no agreement or understanding herein in his or her capacity as a director or officer of Neo. Notwithstanding any contrary provision herein, this Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earliest of (a) the consummation of the Arrangement (as defined in the Agreement) or (b) the termination of the Agreement in accordance with its terms. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement. This Voting Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned director duly executed this Agreement effective as of the date first above written.

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